Exhibit 10.3

2019 Performance Unit Award Agreement
Under the W. R. Berkley Corporation 2019 Long-Term Incentive Plan
This 2019 Performance Unit Award Agreement (this “Agreement”), effective January 1, 2019, represents an Award of Performance Units by W. R. Berkley Corporation (the “Company”), to the Participant named below, pursuant to the provisions of the W. R. Berkley Corporation 2019 Long-Term Incentive Plan (the “Plan”). The value of the Performance Units will be determined based on the increase in the Company’s Book Value Per Share during the Performance Period, as determined below.
The Plan provides a complete description of the terms and conditions governing the Performance Units. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.  Important jurisdiction-specific modifications to this Agreement are contained in Exhibit A hereto and are incorporated herein by reference.

The parties hereto agree as follows:
1. General Grant Information. The individual named below has been selected to be a Participant in the Plan and receive a grant of Performance Units, as specified below:
(a)  Participant:
(b)  Number of Performance Units Granted:
(c)  Initial Value of Performance Units: $0.00
(d)  Date of Grant: January 1, 2019
(e)  Performance Measure: Increase in Book Value Per Share, as set forth in Section 3 below.
2. Performance Period. The Performance Period commences on January 1, 2019, and ends on December 31, 2023; provided, however, that, in the event that the Participant dies or experiences a Qualifying Termination, the Performance Period for such Participant shall be deemed to end on December 31 of the fiscal year immediately prior to the fiscal year in which such death or Qualifying Termination occurred.
3. Value of a Performance Unit. Each Performance Unit shall have a value determined by multiplying the Increase in Book Value Per Share by two and fifty-seven hundredths (2.57), subject to a maximum value of one hundred dollars ($100.00) per Performance Unit.

4. Eligibility for Earned Performance Units. The Participant shall only be eligible for payment of earned Performance Units. Performance Units will be earned only if the Participant’s employment with the Company continues through the end of the Performance Period. Notwithstanding anything herein to the contrary, the Performance Units shall not be earned and shall not become payable unless and until the Participant has complied with the Competitive Action restriction set forth in Section 5(d) below on or prior to the Settlement Date.
5. Payout of Performance Units. (a) Except as set forth in Section 5(b) or 8 below, the aggregate positive value, if any, of the earned Performance Units, based on the value of the earned Performance Units on the last day of the Performance Period as determined in accordance with this Agreement and subject to the maximum value set forth in Section 3 hereof, shall be paid to the Participant in cash following the last day of the Performance Period but in no event later than March 31, 2024 (also referred to as the Settlement Date).
(b) In the event of the death or Qualifying Termination of the Participant, payment of the value, if any, of the earned Performance Units in accordance with the terms of this Agreement shall extinguish the Company’s obligation hereunder, and the Participant shall not be entitled to any further payment or appreciation in the value of the Performance Units. In the event such payment is made due to the Participant’s death, such payment shall be made to the Participant’s beneficiary (or the Participant’s estate if no beneficiary has been chosen or if such beneficiary has predeceased the Participant).  Any payment upon death or any Qualifying Termination shall be made within ninety (90) calendar days following such death or Qualifying Termination; provided, however, that if such ninety (90) day period spans two separate taxable years, such payment shall be made in the later taxable year; provided further, however, that any payment hereunder (calculated as of the end of the fiscal year immediately prior to the fiscal year in which such Qualifying Termination occurred) upon a Qualifying Termination shall be delayed until the earlier of (x) March 31, 2024 and (y) such time as the Participant has also undergone a “separation from service” as defined in Treas. Reg. 1.409A-1(h), at which time such payment shall be made to the Participant according to the schedule set forth in this Section 5(b) as if the Participant had undergone such Qualifying Termination (under the same circumstances), solely for the purpose of the date of payment, on the date of such “separation from service.” Notwithstanding anything herein to the contrary, to the extent the Participant is a “specified employee” as defined in Treas. Reg. 1.409A-1(i), any payment to be made upon the Participant’s “separation from service” shall be delayed until and made upon the earlier of (i) the six (6) month anniversary of the Participant’s “separation from service” and (ii) the Participant’s death.
(c) This Award shall expire and the Company shall have no further obligation to make any payment hereunder once a payment is made pursuant to Section 5(a) or (b) above or Section 8 below.

(d) If prior to the Settlement Date, the Participant engages in a Competitive Action or enters into, or has entered into, an agreement (written, oral or otherwise) to engage in Competitive Action or has engaged in Misconduct, all of the Performance Units, whether earned or unearned, shall be immediately forfeited, and the Participant shall have no further rights with respect to such Performance Units. In the event that the Participant engages in any Competitive Action or enters into, or has entered into, an agreement (written, oral or otherwise) to engage in Competitive Action or engages in Misconduct on or after the Settlement Date (or said Competitive Action or agreement or Misconduct occurs prior to the Settlement Date and is discovered on or after the Settlement Date) but on or prior to the second anniversary of the Settlement Date, the Participant shall pay to the Company, upon demand by the Company, an amount equal to the amount paid to the Participant in respect of the Performance Units on the Settlement Date. The determination as to whether the Participant has engaged in any Competitive Action or Misconduct shall be made by the Committee in its sole and absolute discretion.  The Committee has sole and absolute discretion to determine whether, notwithstanding its determination that the Participant has engaged in a Competitive Action or Misconduct, recapture or forfeiture as provided herein shall not occur. The Committee’s exercise or nonexercise of such discretion with respect to any particular event or occurrence by or with respect to the Participant or any other recipient of Performance Units under the Plan shall not in any way reduce or eliminate the authority of the Committee to (i) determine that any event or occurrence by or with respect to the Participant constitutes engaging in Competitive Action or Misconduct, or (ii) determine the related Competitive Action or Misconduct date. The Participant acknowledges that the restriction with respect to engaging in a Competitive Action, in view of the nature of the business in which the Company is engaged, is reasonable in scope (as to both the temporal and geographical limits) and necessary in order to protect the legitimate business interests of the Company. The Participant acknowledges further that engaging in a Competitive Action or Misconduct would result in irreparable injuries to the Company and would cause loss in an amount that cannot be readily quantified. The Participant acknowledges further the amounts required to be paid to the Company pursuant to this provision are reasonable and are not liquidated damages nor shall they be characterized as such.
(e) The Participant’s employment will not be considered to continue if his or her employment has been terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Committee, the Participant’s right to continue to earn pursuant to the Performance Units awarded hereunder, if any, will terminate as of such date and will not be extended by any notice period arising under local law or contract.  However, the Participant’s period of service would not include any contractual notice period (except for such period of time the Participant is actively providing substantial services as required by the Company during any notice period) or any period of “garden leave” or similar period arising under employment laws in the jurisdictions where the Participant is employed or the terms of Participant’s employment agreement, if any.
6. Nontransferability. The Performance Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or as otherwise provided for in the Plan.
7. Administration. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be final and binding upon the Participant, including without limitation any determination concerning a Competitive Action. Any inconsistency between the Agreement and the Plan shall be resolved in favor of the Plan.  If there is any inconsistency between this Agreement and Exhibit A, Exhibit A shall prevail.  The Participant hereby acknowledges that he or she has received a copy of the Plan and understands and agrees to the terms thereof.  This Agreement, together with the Plan, constitutes the entire agreement by and between the parties hereto with respect to the subject matter hereof, and this Agreement and the Plan supersede all prior agreements, correspondence and understandings and all prior and contemporaneous oral agreements and understandings, among the parties hereto with regard to the subject matter hereof.

8. Change in Control.  In the event of a Change in Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges:
(a) With respect to each outstanding Performance Unit that is assumed or substituted in connection with a Change in Control, in the event that the Participant’s employment with the Company is terminated (i) by the Company or a Subsidiary or Affiliate, as applicable, without Cause or (ii) by the Participant for Good Reason, in each case during the eighteen (18) month period following such Change in Control, the value of all Performance Units shall be determined and fixed as of the end of the fiscal year immediately preceding the fiscal year in which such termination occurs, and such value shall be paid to the Participant in accordance with, and subject to, the provisions of Sections 4 and 5 hereof.  Following such termination, Performance Units shall not accrue any additional value for the fiscal year in which such termination occurs or for any subsequent fiscal years.
(b) With respect to each outstanding Performance Unit that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change in Control, which shall be deemed the end of the Performance Period, the value of all Performance Units shall be determined and fixed as of the end of the fiscal year immediately preceding the fiscal year in which such Change in Control occurs, and such value shall be paid to the Participant within ninety (90) calendar days following the date of such Change in Control; provided, however, that if such ninety (90) day period spans two separate taxable years, such payment shall be made in the later taxable year. Following such Change in Control, Performance Units shall not accrue any additional value for the fiscal year in which such Change in Control occurs or for any subsequent fiscal years.
(c) For purposes of this Section 8, a Performance Unit shall be considered assumed or substituted for if, following the Change in Control, the Performance Unit is assumed or substituted for with one of comparable value and remains subject to the same terms and conditions that were applicable to the Performance Units immediately prior to the Change in Control.
(d) For purposes of this Section 8, an event shall only constitute a Change in Control if the event constituting a Change in Control also constitutes “a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company” within the meaning of Section 409A(a)(2)(A)(v) of the Code and the regulations promulgated thereunder.

9. Miscellaneous.
(a) This Agreement shall not confer upon the Participant any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate the Participant’s employment at any time.
(b) The Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect the Participant’s rights under this Agreement.
(c) The Company or a Subsidiary or Affiliate, as applicable, shall have the authority to deduct or withhold from any payment hereunder or from any other source of the Participant’s compensation from the Company or a Subsidiary or Affiliate, as applicable, or may require the Participant to remit to the Company or a Subsidiary or Affiliate, as applicable, before payment hereunder, an amount sufficient to satisfy federal, state, and local taxes (including Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising out of this Agreement.
(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e) To the extent not preempted by federal law, this Agreement shall be governed by, interpreted and construed in accordance with, the laws of the State of Delaware, regardless of its conflicts of laws principles.  The jurisdiction and venue for any dispute arising under, or any action brought to enforce or otherwise relating to, this Agreement will be exclusively in the courts of the State of Delaware, including the federal courts located in Delaware in the event federal jurisdiction exists.  Participant hereby irrevocably consents to the exclusive personal jurisdiction and venue of the federal and State courts of the State of Delaware for the resolution of any disputes arising out of, or relating to, this Agreement and irrevocably waives any claim or argument that the courts of the State of Delaware are an inconvenient forum.  In any action arising under or relating to this Agreement, the court shall not have the authority to, and shall not, conduct a de novo review of any determination made by the Committee or the Company but is instead authorized to determine solely whether the determination was the result of fraud or bad faith under Delaware law.
(f) All obligations of the Company under the Plan and this Agreement with respect to the Performance Units shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(g) The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.  If any provision of this Agreement is held to be invalid, void or unenforceable in any jurisdiction, any court so holding shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of such provisions of this Agreement.  If any of the provisions of, or covenants contained in, this Agreement are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability in such other jurisdiction.  Any such holding shall affect such provision of this Agreement, solely as to that jurisdiction, without rendering that or any other provisions of this Agreement invalid, illegal or unenforceable in any other jurisdiction.  If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant will be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.
(h) By accepting this Award or other benefit under the Plan, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.
(i) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTICIPANT, EVERY PERSON CLAIMING UNDER OR THROUGH THE PARTICIPANT, AND THE COMPANY HEREBY WAIVE AND RELEASE ANY CLAIM UNDER STATE OR FEDERAL LAW THEY MAY HAVE HAD TO A JURY TRIAL WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE PLAN OR THIS AWARD AGREEMENT ISSUED PURSUANT TO THE PLAN.
(j) Definitions. The following terms shall have the meanings ascribed to them when used in this Agreement:
(i) “Beginning Book Value Per Share” means $48.43.
(ii) “Book Value Per Share” as of the end of any fiscal year shall be equal to the quotient of X divided by Z, where X is equal to the sum of A, B, C, D and E minus the sum of F and G, and Z is equal to the sum of W plus Y:  [((A+B+C+D+E)-(F+G)) ÷ (W+Y)].  For purposes of this calculation,
(A) shall be equal to the Company’s total common stockholders’ equity as of the end of such fiscal year, as determined in accordance with generally accepted accounting principles and reported in the Company’s audited financial statements,
(B) shall be equal to the cumulative after-tax expense of the Company from January 1, 2019 through the end of such fiscal year arising from all the Awards made under the Plan,
(C) shall be equal to the cumulative cash dividends on the Company’s common stock declared from January 1, 2019 through the end of such fiscal year,

(D) shall be equal to the cumulative cost of the Company’s common stock repurchased by the Company from January 1, 2019 through the end of such fiscal year,
(E) shall represent imputed interest on the cost of the Company’s common stock repurchased by the Company and the amount of special dividends (any dividend other than the regular quarterly cash dividend) paid by the Company during the Performance Period.  Such interest shall be imputed on such repurchases and special dividends from the first day of the quarter following such repurchases and special dividends to the end of the Performance Period.  The imputed interest rate shall be equal to the average annual Increase in Book Value Per Share for the Performance Period, before consideration of this subsection E,
(F) shall be equal to the Company’s accumulated other comprehensive income as of the end of such fiscal year,
(G) shall be equal to the cumulative unrealized gains and losses, net of tax, on equity securities (other than securities of consolidated subsidiaries or securities accounted for on the equity method) reported in retained earnings at the end of such fiscal year as a result of Accounting Standards Update 2016-01,
(W) shall be equal to the number of shares of the Company’s common stock issued and outstanding, net of treasury shares, as of the end of such fiscal year, and
(Y) shall be the cumulative number of shares of the Company’s common stock repurchased by the Company from January 1, 2019 through the end of such fiscal year.
Book Value Per Share shall be calculated without taking into account any forward or reverse split of the Company’s common stock or any stock dividend declared on the Company’s common stock and there shall be no adjustment to the number of Performance Units awarded hereunder in either event.  Notwithstanding anything herein to the contrary the formula to determine Book Value Per Share may be further modified to take into account any factor set forth in Section 7.2 of the Plan.
(iii) “Cause” means “Cause” as defined in any active employment agreement between the Participant and the Company or any Subsidiary or Affiliate, as applicable, or, in the absence of any such definition, means the occurrence of any one of the following events: (A) fraud, personal dishonesty, embezzlement or acts of gross negligence or gross misconduct on the part of the Participant in the course of his or her employment or services, (B) the Participant’s engagement in conduct that is materially injurious to the Company, a Subsidiary or an Affiliate, (C) the Participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on the Company’s or a Subsidiary’s or an Affiliate’s reputation or business; (D) public or consistent drunkenness by the Participant or his or her illegal use of narcotics which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company, a Subsidiary or an Affiliate or which impairs, or could reasonably be expected to impair, the performance of the Participant’s duties to the Company, a Subsidiary or an Affiliate; (E) willful failure by the Participant to follow the lawful directions of a superior officer; or (F) the Participant’s continued and material failure to fulfill his or her employment obligations to the Company or any Subsidiary or Affiliate.

(iv)  “Client” means any insured, agent, producer or other intermediary to or through whom the Company or its Subsidiaries or Affiliates provides insurance or reinsurance or related services.
(v) “Competitive Action” means, either directly or indirectly, whether as an employee, consultant, independent contractor, partner, joint venturer or otherwise, (A)  engaging in or directing any business activities, except those which are ministerial or clerical in nature, which are competitive with any business activities conducted by the Company at the relevant time of enforcement in any geographical area (x) where the Participant had a responsibility on behalf of the Company or about which the Participant received Confidential Information and (y) in which the Company is engaged in business at the relevant time of enforcement, (B) on behalf of any person or entity engaged in business activities competitive with the business activities of the Company, soliciting or inducing, or in any manner attempting to solicit or induce, any person employed by, or as an agent or producer of, the Company to terminate such person's employment or agency or producer relationship, as the case may be, with the Company, (C) diverting, or attempting to divert, any Covered Business Partner from doing business with the Company or attempting to induce any Covered Business Partner to cease being a customer of the Company, (D) soliciting a Covered Business Partner to do business with a competitor or prospective competitor of the Company or (E) making use of, or attempting to make use of, the Company’s property or Confidential Information, other than in the course of the performance of services to the Company or at the direction of the Company.  References to the Company in this definition and Exhibit A to this Agreement shall include the Company and all Subsidiaries and Affiliates.
(vi)  “Confidential Information” means an item of information or a compilation of information, in any form (tangible or intangible), related to the business of the Company or of a subsidiary for whom Participant performs services that the Company/subsidiary has not made public or authorized public disclosure of, and that is not generally known to the public through proper means, including but not limited to:
(A) underwriting premiums or quotes, income and receipts, claims records and levels, renewals, policy wording and terms, reinsurance quotas, profit commission;
(B) operating unit or other business projections and forecasts;
(C) Client lists, brokers lists and price sensitive information;
(D) technical information, reports, interpretations, forecasts, corporate and business plans and accounts, business methods, financial details, projections and targets;
(E) remuneration and personnel details;
(F) planned products, planned services, marketing surveys, research reports, market share and pricing statistics, budgets, fee levels;

(G) computer passwords, the contents of any databases, tables, know how documents or materials;
(H) commissions, commission charges, pricing policies and all information about research and development; and
(I) the Company’s suppliers’, Clients’ or Prospective Clients’ names, addresses (including email addresses), telephone, facsimile or other contact numbers and contact names, the nature of their business operations, their requirements for services supplied by the Company and all confidential aspects of their relationship with the Company.
(vii)  “Covered Business Partner” means any person, concern or entity (including, without limitation, any Client) as to which Participant, or persons supervised by Participant, had more than de minimis business-related contact or received Confidential Information during the most recent two years of Participant’s employment with the Company or its Subsidiaries or Affiliates or such shorter period of time as employed (the “Look Back Period”).
(viii)  “Disability” means the inability of the Participant to continue to perform services for the Company or any Subsidiary or Affiliate, as applicable, on account of his or her total and permanent disability as determined by the Committee.
(vi) “Ending Book Value Per Share” means the highest Book Value Per Share determined as of the end of each fiscal year in the Performance Period.
(v) “Good Reason” means “Good Reason” as defined in any active employment agreement between the Participant and the Company or any Subsidiary or Affiliate, as applicable, or, in the absence of any such definition, means the occurrence of any one of the following events, unless the Participant agrees in writing that such event shall not constitute Good Reason: (A) a material reduction in the Participant’s duties or responsibilities from those in effect immediately prior to a Change in Control; (B) a material reduction in the Participant’s base salary below the levels in effect immediately prior to a Change in Control; or (C) relocation of the Participant’s primary place of employment to a location more than fifty (50) miles from its location, and further from the Participant’s primary residence, immediately prior to a Change in Control; provided, however, that with respect to any Good Reason termination, the Company will be given not less than thirty (30) days’ written notice by the Participant (within sixty (60) days of the occurrence of the event constituting Good Reason) of the Participant’s intention to terminate the Participant’s employment for Good Reason, such notice to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Good Reason is based, and such termination shall be effective at the expiration of such thirty (30) day notice period only if the Company has not fully cured such act or acts or failure or failures to act that give rise to Good Reason during such period.  Further notwithstanding any provision in this definition to the contrary, in order to constitute a termination for Good Reason, such termination must occur within six (6) months of the initial existence of the applicable condition.

(xi) “Increase in Book Value Per Share” means the amount, if any, by which the Ending Book Value Per Share exceeds Beginning Book Value Per Share for the Performance Period.
(xii) “Misconduct” means the Participant’s engagement, during the Participant’s employment with the Company or any Subsidiary or any Affiliate, in an act which would, in the judgment of the Committee, constitute fraud that could be punishable as a crime, or embezzlement against either the Company, any Subsidiary or any Affiliate.
(xiii)  “Prospective Client” means any person, concern or entity (including, without limitation, any potential insured, agent, producer or other intermediary) to or through whom the Company or any of its Subsidiaries or Affiliates has been in negotiations during the Look Back Period to provide insurance or reinsurance or related services.
(xiv) “Qualifying Termination” means the termination of the Participant’s employment with the Company and all Subsidiaries and Affiliates prior to the end of the Performance Period as a result of: (i) Disability or Retirement; (ii) an action by the Company or a Subsidiary or Affiliate, as applicable, for any reason other than Cause; or, (iii) following a Change in Control, an action by the Participant for Good Reason.
(xvi) “Restricted Period” means the period beginning on the date hereof through the second anniversary of the Settlement Date.
(xv) “Retirement” means the Participant’s retirement from service with the Company and all Subsidiaries and Affiliates with the written consent of the Executive Chairman of the Board of the Company or the Committee.
(xvi) “Settlement Date” means the date on which the value of the Performance Units is actually paid to the Participant.
10. Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11. Protected Conduct.  Nothing in this Agreement prohibits the Participant from reporting an event that the Participant reasonably and in good faith believes is a violation of law to the relevant law-enforcement agency (such as the Securities and Exchange Commission or Department of Labor), requires notice to or approval from the Company before doing so, or prohibits the Participant from cooperating in an investigation conducted by such a government agency.  This may include a disclosure of trade secret information provided that it must comply with the restrictions in the Defend Trade Secrets Act of 2016 (DTSA).  The DTSA provides that no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret that: (i) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (ii) is made in a complaint or other document if such filing is under seal so that it is not made public. Also, the DTSA further provides that an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.  To the extent that the Participant is covered by Section 7 of the National Labor Relations Act (NLRA) because the Participant is not in a supervisor or management role, nothing in this Agreement shall be construed to prohibit the Participant from using information the Participant acquires regarding the wages, benefits, or other terms and conditions of employment at the Company for any purpose protected under the NLRA.
[Signatures to appear on following page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of January 1, 2019.
W. R. Berkley Corporation

By:__________________________
Name:
Title:

______________________________
Participant

Please indicate the name of the Participant’s beneficiary:

______________________________________

Name

The Participant may change his or her beneficiary hereunder only by written notice to the Company, which change will become effective only upon receipt by the Company during the Participant’s lifetime.

EXHIBIT A

JURISDICTION SPECIFIC MODIFICATIONS

As used in this Exhibit A, the term “Company” includes W. R. Berkley Corporation and all of its Subsidiaries and Affiliates.

I.  States of the United States of America

A. Arkansas, Connecticut, Illinois, Indiana, Maryland, Minnesota, South Carolina, South Dakota, Texas, and Virginia:  Section 9(j)(v)(A) is further limited to situations where the Participant is performing services that are the same as or similar in function or purpose to the services the Participant performed for the  Company (as appropriate) during the Look Back Period.

B. Arizona.  For an Arizona resident, for so long as the Participant resides in Arizona and is subject to the laws of Arizona:  (i) the restrictions in Sections 9(j)(v)(A), (C) and (D) will only apply within any geographical area (x) where the Participant had responsibilities on behalf of the Company or about which the Participant received Confidential Information during the Look Back Period and (y) in which the Company is engaged in business; (ii) Sections 9(j)(v)(A) is further limited to situations where the Participant is performing services that are the same as or similar in function or purpose to the services the Participant performed for the Company during the Look Back Period; and (iii) with respect to the Participant’s nondisclosure obligation under Section 9(j)(v)(E), the Participant’s nondisclosure obligation only extends during the Restricted Period (this is not a deviation from the text of the Agreement, but a clarification for the avoidance of any doubt).

C. California.  For a resident of California, for so long as the Participant resides in California and is subject to the laws of California:  (i) no provision or requirement of this Agreement will be construed or interpreted in a manner contrary to the public policy of the State of California; (ii) the restrictions in Section 9(j)(v)(A) shall not apply; (iii) Sections 9(j)(v)(C) and (D) shall be limited to situations where the Participant is aided in his or her conduct by the Participant’s use or disclosure of trade secrets (as defined by applicable law); and (iv) Section 9(i) shall not apply.

D. Massachusetts.  For so long as Massachusetts General Laws Part I Title XXI Chapter  149 Section 24 L applies to the obligations of Participant under this Agreement:  (i) the restrictions in Sections 9(j)(v)(A), (C) and (D) will only apply within any geographical area (x) where Participant had responsibilities on behalf of the Company or about which Participant received Confidential Information during the Look Back Period and (y) in which the Company is engaged in business; (ii) Section 9(j)(v)(A) is further limited to situations where Participant is performing services that are the same as or similar in function or purpose to the services Participant performed for the Company (as appropriate) during the Look Back Period; (iii) the second and third sentences of Section 9(e) are amended to replace “Delaware” with “Massachusetts”; (iv) Section 5(d) is amended by inserting after the phrase “but on the second anniversary of the Settlement Date” the following: “and in no event longer than one year after the date the Participant terminates employment with the Company; and (v) this Agreement is amended to add the following new Section 12:

SECTION 12.  The Company and Participant agree that the grant of Performance Units to Participant is fair and reasonable consideration for the obligations of Participant in this Agreement.  The Company and Participant agree that the grant of Performance Units is consideration for the Participant’s obligations under Section 5(d) and Section 9(j)(v)(A) (as applicable) of this Agreement (as such obligations are modified by Exhibit A hereto)  during the duration of such obligations.  For the avoidance of doubt, Participant has the right to consult with an attorney prior to accepting this award.  Participant acknowledges that Participant has been given at least ten business days to accept this award.

E. Nebraska.  For a Nebraska resident, for so long as the Participant resides in Nebraska and is subject to the laws of Nebraska:  (i) Section 9(j)(v)(A) shall not apply; and (ii) the definition of “Covered Business Partner” in Section 9(j)(vii) is modified so that it means any persons or entities with which the Participant, or persons supervised by the Participant, did business and had personal business-related contact during the Look Back Period.

F. North Carolina. For a North Carolina resident, for so long as the Participant resides in North Carolina and is subject to the laws of North Carolina: (i) Section 9(j)(v)(Ai) is further limited to situations where the Participant is performing services that are the same as or similar in function or purpose to the services the Participant performed for the Company during the Look Back Period; and (ii) the Look Back Period shall be calculated looking back two years from the date of enforcement and not from the date employment ends.

G. North Dakota.  For a resident of North Dakota, for so long as the Participant resides in and is subject to the laws of North Dakota: (i) no provision or requirement of this Agreement will be construed or interpreted in a manner contrary to the public policy of the State of North Dakota; (ii) the restrictions in Section 9(j)(v)(A) shall not apply; and (iii) Sections 9(j)(v)(C) and (D) shall be limited to situations where the Participant is aided in his or her conduct by the  Participant’s use or disclosure of trade secrets (as defined by applicable law).

H. Oklahoma.  For an Oklahoma resident, for so long as the Participant resides in Oklahoma and is subject to the laws of Oklahoma:  the  restrictions in Section 9(j)(v)(A) shall not apply and  “Covered Business Partner” of the Company means any individual, company, or business entity (including, without limitation, any Client) with which the Company has transacted business within the Look Back Period and with which the Participant, or persons supervised by the Participant, had material business-related contact or about which the Participant had access to Confidential Information during the Look Back Period.

I. Wisconsin.  For a Wisconsin resident, for so long as Participant resides in Wisconsin and is subject to the laws of Wisconsin:  (i) Section 9(j)(v)(A) is further limited to situations where the Participant is performing services that are the same as or similar in function or purpose to the services the Participant performed for the Company during the Look Back Period; and (ii) Section 9(j)(v)(B) is rewritten as follows:   “participating in soliciting or attempting to solicit any employee of the Company that is in a Sensitive Position to leave the employment of the Company on behalf of (or for the benefit of) a competing business, or knowingly assists a competing business in efforts to hire such an employee away from the Company.  An employee in a “Sensitive Position” refers to an employee of the Company who is in a management, supervisory, sales, research and development, underwriting, claims, actuarial, loss control or similar role where the employee is provided Confidential Information or is involved in business dealings with the Company’s customers.”

II.  Countries Other than the United States of America

Argentina. For an Argentinian resident, for so long as the Participant resides in Argentina and is subject to the laws of Argentina:
(i) Section 9(e) shall be deleted in its entirety and replaced with the following:
“(e)   This Agreement shall be construed and interpreted in accordance with the laws of Argentina.  The Participant hereby irrevocably consents to the exclusive personal jurisdiction of the Argentine courts for the resolution of any disputes arising out of, or relating, to this Agreement.”
(ii)	This Agreement shall not be effective unless the Participant physically signs an original Agreement.

Australia. For an Australian resident, for so long as the Participant resides in Australia and is subject to the laws of Australia:

(i)	Section 9(e) shall be deleted in its entirety and replaced with the following:
“(e) This Agreement shall be construed and interpreted in accordance with the laws of the State of New South Wales in Australia.  The Participant hereby irrevocably consents to the personal jurisdiction of the federal and state courts of the State of New South Wales in Australia for the resolution of any disputes arising out of, or relating to, this Agreement.”
(ii)	The provisions in “Addendum for Australia, Canada, Hong Kong and Singapore” set forth below shall be applicable.
Canada. For a Canadian resident, for so long as the Participant resides in Canada and is subject to the laws of Canada:

The provisions in “Addendum for Australia, Canada, Hong Kong and Singapore” set forth below shall be applicable.

Colombia. For a Colombian resident, for so long as the Participant resides in Colombia and is subject to the laws of Colombia:

The Participant agrees that the Performance Units rights derived from this Agreement are not consideration for the services rendered by the Participant in Colombia.  For this Agreement to be effective, the Participant must enter into a local agreement, governed by Colombian laws, with the Participant’s current employer in which the Participant agrees to the statement in the prior sentence.
Hong Kong. For a Hong Kong resident, for so long as the Participant resides in Hong Kong and is subject to the laws of Hong Kong:

(i)	Section 6 shall be deleted in its entirety and replaced with the following:
SECTION 6.  Non-Transferability.  (a)  Subject to Section 6(b) below and except as specifically consented to by the Committee, the Participant may not sell, transfer, pledge, or otherwise encumber or dispose of the Performance Units other than by will, the laws of descent and distribution, or as otherwise provided for in the Plan.
(b) Notwithstanding any other provisions of this Agreement, if the Participant resides in, or received this offer in Hong Kong, the Participant shall have no rights or entitlement to sell, transfer or otherwise dispose of the Performance Units, except if such sale, transfer or disposal is permitted pursuant to the Plan and specifically consented to by the Committee.
(ii)	The provisions in “Addendum for Australia, Canada, Hong Kong and Singapore” set forth below shall be applicable.
Norway. For a Norwegian resident, for so long as Participant resides in Norway and is subject to the laws of Norway:

(i)	In Section 5(d), the words “or Solicitation” shall be added, in each instance after the phrase “Competitive Action”;
(ii)	In Section 5(d), in the second sentence, solely with respect to Solicitation the word “second” shall be replaced with “first”;
(iii)	In Section 9(j)(v), subsections (C) and (D) shall be deleted and subsection (E) shall be renumbered as subsection (C); and
(iv)	In Section 9(j), the following new subsection (xvii) shall be added:
“(xvii) ”Solicitation”.  For purposes of this Agreement, the Participant has engaged in "Solicitation" if the Participant from the date hereof through the first anniversary of the Settlement Date, directly or indirectly (i) diverts, or attempts to divert, any person, concern or entity from doing business with the Company or attempts to induce any such person, concern or entity to cease being a customer of the Company, (ii) solicits the business of the Company or (iii) influences customers, suppliers and/or other business associates/contract parties of the Company  to limit or  terminate their relationship with the Company . With respect to customers, the preceding sentence only applies to customers which the Participant has had contact with and/or responsibility for during the last 12 months prior to the time of the written statement as mentioned below.

(v)	In Section 5, a new subsection (f) shall be added

(f)  The Company may, upon the request from the Participant and in connection with termination, summary dismissal or other cessation of employment, decide whether and to what extent the Participant’s obligation to refrain from Solicitation shall be invoked. With respect to customers, the procedure in connection with such a decision shall comply with the mandatory provisions of Chapter 14A in the Norwegian Working Environment Act, including the specification of which customers are covered by the Participant’s obligation to refrain from Solicitation in a written statement.”

Singapore. For a Singaporean resident, for so long as the Participant resides in Singapore and is subject to the laws of the Republic of Singapore:

(i)
In second sentence of Section 5(d),the phrase “that, in the Committee’s sole and absolute discretion, reflects the seriousness of the Competitive Action and/or Misconduct; the maximum amount that the Company may demand from the Participant is” shall be added after the words “an amount” ;

(ii)	In Section 5(d), in the last sentence, the following phrase shall be deleted:
“and are not liquidated damages nor shall they be characterized as such”;
(iii)	Section 9(e) shall be deleted in its entirety and replaced with the following:
“(e)  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.  The Participant hereby irrevocably consents to the personal jurisdiction of the courts of the Republic of Singapore for the resolution of any disputes arising out of, or relating to, this Agreement.”

(iv)	The provisions in “Addendum for Australia, Canada, Hong Kong and Singapore” set forth below shall be applicable.

United Kingdom.  For a United Kingdom resident, for so long as the Participant resides in the United Kingdom and is subject to the laws of England and Wales or if the Participant is employed under an employment contract which is governed by English law at the time of grant of the Performance Units:  (i) in the last sentence of Section 4 the phrase “the Competitive Action restriction set forth in Section 5(d)” shall be deleted and replaced with “the restrictions set forth in Exhibit A II. Countries other than the United States of America:  United Kingdom” and (ii) the following terms and provisions shall amend and supersede the terms and provisions of Section 5(d), Section 9(e), Section 9(j)(iv), Section 9(j)(v), Section 9(j)(vi), Section 9(j)(vii), Section 9(j)(xii) and Section 9(j)(xiii) of this Agreement as follows:

1.	TERMINATION OF EMPLOYMENT

With effect from the earlier of the date of termination of the Participant’s employment or the date that the Participant gives or receives notice of termination of the Participant’s employment for any reason, any unsettled Performance Units shall lapse and be forfeited (except as set out in Section 5(b) of this Agreement and subject to the forfeiture provisions in paragraph 3 below) and the Participant shall have no further rights with respect to any such unsettled Performance Units.

2.	RESTRICTIVE COVENANTS

2.1	The Participant covenants with the Company and the Group that the Participant will not, save with the prior written consent of the Committee (in its absolute discretion):

2.1.1.
during the Restricted Period directly or indirectly be employed, engaged or retained by or otherwise concerned or interested in any Competing Business. For this purpose, the Participant is directly or indirectly employed, engaged or retained by or concerned or interested in a Competing Business if:

(a)	the Participant carries it on as principal or agent; or
(b)	the Participant is a partner, director, employee, secondee, consultant or agent in, of or to any person who carries on the Competing Business;
(c)	the Participant has any direct or indirect financial interest (as shareholder, creditor or otherwise) in any person who carries on the Competing Business; and/or
(d)
the Participant is a partner, director, employee, secondee, consultant or agent in, of or to any person who has a direct or indirect financial interest (as shareholder, creditor or otherwise) in any person who carries on the Competing Business, disregarding any financial interest the Participant may have in securities which are listed or dealt in on a recognised investment exchange if the Participant is interested in securities which amount to less than 3% of the issued securities of that class and which, in all circumstances, carry less than 3% of the voting rights (if any) attaching to the issued securities of that class;

2.1.2
during the Restricted Period and whether directly or indirectly, either alone or with or on behalf of any person, firm, company or entity and whether on his or her own account or as principal, partner, shareholder, director, employee, consultant or in any other capacity whatsoever, have any business dealings with any Client or Prospective Client in relation to or for the benefit of a Competing Business;

2.1.3
during the Restricted Period and whether directly or indirectly, either alone or with or on behalf of any person, firm, company or entity and whether on his or her own account or as principal, partner, shareholder, director, employee, consultant or in any other capacity whatsoever, canvass or solicit business or custom from or seek to entice away any Client or Prospective Client from the Company or any Group Company in relation to or for the benefit of a Competing Business;

2.1.4
during the Restricted Period, directly or indirectly, solicit or endeavour to solicit the employment or engagement of any Key Employee (whether or not such person would thereby breach their contract of employment or engagement);

2.1.5
at any time after the Termination Date represent himself as being in any way connected with (other than as a former employee) or interested in the business of the Company or any Group Company or use any registered names, domain names or trading names the same as or that could reasonably be expected to be confused with any such names used by the Company or any Group Company.

2.1.6
before or after the Termination Date, and except in the proper performance of his or her duties of employment by the Company or any Group Company, directly or indirectly use for his or her own purposes or those of a third party or disclose to any third party any Confidential Information. The Participant will use his or her best endeavours to prevent any unauthorised use or disclosure of Confidential Information. The obligations contained in this clause 2.1.6 will not apply to any disclosures required by law or to any information or documents which after the Termination Date are in the public domain other than by way of unauthorised disclosure.

2.2	The Participant gives the covenants above to the Company as trustee for itself (and any company forming part of the Group).

2.3
Each restriction contained in this clause 2 is an entirely separate and independent restriction, despite the fact that they may be contained in the same phrase, and if any part is found to be unenforceable the remainder will remain valid and enforceable.

2.4
While the restrictions in this clause 2 are considered by the parties to be fair and reasonable in the circumstances, it is agreed that if any such restriction should be held to be void or ineffective for any reason but would be treated as valid and effective if some part of parts of the restriction were deleted, the restriction in question will apply with such deletion as may be necessary to make it valid and effective.

2.5
If, during the Participant’s employment or any period during which these restrictions apply, any person, firm, company or entity offers the Participant any employment, engagement, arrangement or contract which might or would cause him or her to breach any of the restrictions, he or she will notify that person, firm, company or entity of the terms of these restrictions.

2.6
The period of any restraint on the Participant’s activities after the Termination Date imposed pursuant to clauses 2.1.1 to 2.1.4 shall be reduced pro rata by any period of garden leave served by the Participant pursuant to his or her service agreement with the Company or any Group Company.

2.7
If the Participant breaches any of the covenants contained in clauses 2.1.1 to 2.1.6, then any unsettled Performance Units will lapse with immediate effect and the Participant will be obliged to return all amounts paid to the Participant in respect of the Performance Units within the Restricted Period to the Company within 14 days of being notified by the Company of its discovery of the breach.

2.8	In this clause, the following definitions shall apply:

“Client”
means any person, firm, company or other business entity whom or which during the Relevant Period:
(a) to whom the Company or any Group Company provided insurance or reinsurance; or
(b) was an insurance intermediary which introduced such insurance or reinsurance business to the Company or any Group Company, and in each case with whom or which during the Relevant Period:
i)     the Participant (or any person reporting to the Participant) had Material Dealings in relation to Relevant Business; or
ii) about whom or which the Participant has had Confidential Information during the course of his or her employment.

“Competing Business”	means any business which at any time is in or which intends to be in competition with any Relevant Business.
“Confidential Information”
means any and all information which is of a confidential nature or which the Company reasonably regards as being confidential or a trade secret concerning the business, business performance or prospective business, financial information or arrangements, plans or internal affairs of the Company, any Group Company or any of their respective Clients or Prospective Clients including without prejudice to the generality of the foregoing all information, records and materials relating to:
(1) underwriting premiums or quotes, income and receipts, claims records and levels, renewals, policy wording and terms, reinsurance quotas,    profit commission;
(2) syndicate or other business projections and forecasts;
(3) Client lists, brokers lists and price sensitive information;
(4) technical information, reports, interpretations, forecasts, corporate and business plans and accounts, business methods, financial details, projections and targets;
(5) remuneration and personnel details;
(6) planned products, planned services, marketing surveys, research reports, market share and pricing statistics, budgets, fee levels;
(7) computer passwords, the contents of any databases, tables, know how documents or materials;
(8) commissions, commission charges, pricing policies and all information about research and development; and
(9) the Company’s or any Group Company’s suppliers’, Clients’ or Prospective Clients’ names, addresses (including email addresses), telephone, facsimile or other contact numbers and contact names, the nature of their business operations, their requirements for services supplied by the Company or any Group Company and all confidential aspects of their relationship with the Company or any Group Company.

“directly or indirectly”
means (without prejudice to the generality of the expression) either alone or jointly with or on behalf of any other person and whether on his or her own account or in partnership with another or others or as the holder of any interest in or as officer, employee or agent of or consultant to any other person.

“Group”	means the Company, its subsidiaries or holding companies from time to time and any subsidiary of any holding company from time to time; and “Group Company” means any company within the Group.
“Key Employee”
means any director or officer of the Company or any Group Company and/or any employee (other than administrative or clerical personnel) of the Company or any Group Company, in each case who, at any time during the Relevant Period:
i)    was employed by the Company or any Group Company; and
ii)   with whom the Participant has had Material  Dealings or exercised control or had management responsibility for; and/or
iii)  has had access to or has obtained Confidential Information during the Relevant Period.

“Material Dealings”
means receiving orders, instructions or enquiries from, contracting or making preparations to contract with, making sales or presenting to or with, tendering for business from, having responsibility with or for, having personal knowledge of or otherwise having significant other contact.

“Prospective Client”
means any person, firm, company or other business entity who was at any time during the Relevant Period:
(a) in negotiations with the Company or any Group Company for the provision of insurance or reinsurance; or
(b) an insurance intermediary who may introduce such insurance or reinsurance business to the Company or any Group Company, and in each case with whom or which during the Relevant Period:
i)   the Participant (or any person reporting to the Participant) had Material Dealings in relation to Relevant Business; or
ii)  about whom or which the Participant has had Confidential Information during the course of Participant’s employment.
Provided that this definition shall not apply to any such person, firm, company or other business entity which has withdrawn from or discontinued such negotiations or discussions, having stated its intention to do so (other than through any unlawful activity by the Participant).

“Relevant Business”
means any class or classes of insurance or reinsurance business which was underwritten in the twelve months immediately prior to the Termination Date by the Company or any Group Company and with which the Participant was directly or indirectly materially concerned or involved or had personal knowledge in the course of Participant’s duties during the Relevant Period.

“Relevant Period”
means (1) during employment, the twelve month period immediately prior to the action or activity that may be in breach of clauses 2.1.1 to 2.1.4 and (2) after termination of employment, the twelve month period immediately prior to the Termination Date.

“Restricted Period”	means the period beginning on the date hereof and ending two years following the Settlemant Date.
“Termination Date”	means the date on which the Participant’s employment or engagement with the Company terminates for any reason.

3.	CLAWBACK

3.1
If at any time under the terms of this Agreement the Committee becomes aware of any material wrongdoing, negligence or misconduct on the part of the Participant that would have entitled the Company to terminate the Participant's employment with or without notice for Cause, and (x) if such material wrongdoing, negligence or misconduct occurred prior to the Settlement Date, all Performance Units will lapse with immediate effect or (y) if such material wrongdoing, negligence or misconduct occurred on or after the Settlement Date or occurred prior to the Settlement Date but was not discovered until after the Settlement Date, the Company will be entitled, in its absolute discretion, to recover from the Participant up to 100% of the amount paid on the Settlement Date to the Participant in respect of  the Performance Units (which have been settled within the 2 years prior to such determination by the Committee)  to the Company within 14 days of being notified in writing by the Company of its discovery of the material wrongdoing, negligence or misconduct.

3.2
Clause 3.1 is without prejudice to the Company's other remedies for such wrongdoing or any other clawback policy that the Company may adopt from time to time as required by applicable laws or the applicable listing rules of any securities exchange.

3.3	The Committee may review any Performance Units granted to the Participant under the terms of this Agreement, in light of:
a.	there being a significant deterioration in the financial health of the Company, the Group or the business area or team in which the Participant worked;
b.	the Participant having caused harm to the reputation of the Company or the Group;
c.	the Participant having deliberately misled the Company in relation to the financial performance of the Company, the Group or the business area or team in which he or she worked; and/or
d.	the Participant’s actions having amounted to gross misconduct, incompetence or negligence.
Following a review, the Committee may, in its sole discretion, (x) if prior to the Settlement Date, determine that up to 100% of any unsettled Performance Units granted under this Agreement will lapse with immediate effect or, (y) if on or after the Settlement Date, the Company will be entitled in its absolute discretion to recover from the Participant up to 100% of the amount paid to the Participant in respect of the Performance Units granted under this Agreement (which have been settled within the 2 years prior to such determination by the Committee).

3.4
The Participant agrees that any sums owed to the Company or any Group Company under this Agreement including any adjustment, forfeiture or repayment may be deducted from any sums due to the Participant from the Company or any Group Company. For the avoidance of doubt, this is without prejudice to any right the Company or the Group may have at any time to recover any sums from the Participant and the Participant agrees that such sums are recoverable by the Company or any Group Company as a debt.

3.5	In this Clause 3, “Cause” means:
a.	any serious negligence or gross misconduct by the Participant in connection with or affecting the business or affairs of the Company or any member of the Group;
b.	the Participant being convicted of any arrestable offence other than an offence under road traffic legislation in the UK; or
c.	the Participant being convicted of an offence under any statutory enactment or regulation relating to insider dealing or market abuse.

4. CHOICE OF LAW

4.1
Any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Agreement or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

5. ARBITRATION
5.1
If at any time any dispute or question shall arise between the parties arising out of or in connection with this Agreement or its or their validity, construction or performance then the same shall be referred to and finally resolved by arbitration under the London Court of International Arbitration Rules, which Rules are deemed to be incorporated by reference into this clause.

The number of arbitrators shall be three.
The seat, or legal place, of arbitration shall be London, England.
The language to be used in the arbitral proceedings shall be English.
The governing law of the contract shall be the substantive law of England and Wales.

Addendum for Australia, Canada, Hong Kong and Singapore. For residents of Australia, Canada, Hong Kong or Singapore, for so long as Participant resides in his or her respective country and is subject to the laws of such country, Sections 9(j)(iv), 9(j)(v), 9(j)(vi), 9(j)(vii) and 9(j)(xiii) shall be deleted and the remaining subsections in Section 9(j) shall be renumbered accordingly.

In Section 5 a new subsection (f) shall be added as follows

(f) The Participant covenants with the Company and the Group that the Participant will not, save with the prior written consent of the Committee (in its absolute discretion):

A.
during the Restricted Period, directly or indirectly, be employed, engaged or retained by or otherwise concerned or interested in any Competing Business. For this purpose, the Participant is directly or indirectly employed, engaged or retained by or concerned or interested in a Competing Business if:

(i)	the Participant carries it on as principal or agent; or
(ii)	the Participant is a partner, director, employee, secondee, consultant or agent in, of or to any person who carries on the Competing Business;
(iii)	the Participant has any direct or indirect financial interest (as shareholder, creditor or otherwise) in any person who carries on the Competing Business; and/or
(iv)
the Participant is a partner, director, employee, secondee, consultant or agent in, of or to any person who has a direct or indirect financial interest (as shareholder, creditor or otherwise) in any person who carries on the Competing Business, disregarding any financial interest the Participant may have in securities which are listed or dealt in on a recognised investment exchange if the Participant is interested in securities which amount to less than 3% of the issued securities of that class and which, in all circumstances, carry less than 3% of the voting rights (if any) attaching to the issued securities of that class;

B.
during the Restricted Period and whether directly or indirectly, either alone or with or on behalf of any person, firm, company or entity and whether on his or her own account or as principal, partner, shareholder, director, employee, consultant or in any other capacity whatsoever, have any business dealings with any Client or Prospective Client in relation to or for the benefit of a Competing Business;

C.
during the Restricted Period and whether directly or indirectly, either alone or with or on behalf of any person, firm, company or entity and whether on his or her own account or as principal, partner, shareholder, director, employee, consultant or in any other capacity whatsoever, canvass or solicit business or custom from or seek to entice away any Client or Prospective Client from the Company or any Group Company in relation to or for the benefit of a Competing Business;

D.
during the Restricted Period, directly or indirectly, solicit or endeavour to solicit the employment or engagement of any Key Employee (whether or not such person would thereby breach their contract of employment or engagement);

E.
at any time after the Termination Date represent himself or herself as being in any way connected with (other than as a former employee) or interested in the business of the Company or any Group Company or use any registered names, domain names or trading names the same as or that could reasonably be expected to be confused with any such names used by the Company or any Group Company.

F.
before or after the Termination Date and except in the proper performance of his or her duties of employment for the Company or Group Company directly or indirectly use for his or her own purposes or those of a third party or disclose to any third party any Confidential Information. The Participant will use his or her best endeavours to prevent any unauthorised use or disclosure of Confidential Information. The obligations contained in this subsection F will not apply to any disclosures required by law or to any information or documents which after the Termination Date are in the public domain other than by way of unauthorised disclosure.

The Participant gives the covenants above to the Company as trustee for itself (and any company forming part of the Group).

Each restriction contained in this Section 5(f) is an entirely separate and independent restriction, despite the fact that they may be contained in the same phrase, and if any part is found to be unenforceable the remainder will remain valid and enforceable.

While the restrictions in this Section 5(f) are considered by the parties to be fair and reasonable in the circumstances, it is agreed that if any such restriction should be held to be void or ineffective for any reason but would be treated as valid and effective if some part of parts of the restriction were deleted, the restriction in question will apply with such deletion as may be necessary to make it valid and effective.

The period of any restraint on the Participant’s activities after the Termination Date imposed pursuant to sub-section A to D of Section 5(f) shall be reduced pro rata by any period of garden leave served by the Participant pursuant to his or her service agreement with the Company or any Group Company.

The determination as to whether the Participant has engaged in a Competitive Action shall be made by the Committee in its sole and absolute discretion.  The Committee has sole and absolute discretion to determine whether, notwithstanding its determination that Participant has engaged in a Competitive Action, recapture or forfeiture as provided herein shall not occur.  The Committee’s exercise or nonexercise of its discretion with respect to any particular event or occurrence by or with respect to the Participant or any other recipient of restricted stock units shall not in any way reduce or eliminate the authority of the Committee to (i) determine that any event or occurrence by or with respect to the Participant constitutes engaging in a Competitive Action or (ii) determine the related Competitive Action date.

In this Agreement, the following definitions shall apply:

“Client”
means any person, firm, company or other business entity whom or which during the Relevant Period:
(a) to whom the Company or any Group Company provided insurance or reinsurance; or
(b) was an insurance intermediary which introduced such insurance or reinsurance business to the Company or any Group Company, and in each case with whom or which during the Relevant Period:
i)   the Participant (or any person reporting to the Participant) had Material Dealings in relation to Relevant Business; or
ii)  about whom or which the Participant has had Confidential Information during the course of his or her employment.

“Competitive Action”	means any of the activities, individually or in the aggregate, described in sub-sections A through F of Section 5(f).
“Competing Business”	means any business which at any time is in or which intends to be in competition with any Relevant Business.
“Confidential Information”
means any and all information which is of a confidential nature or which the Company reasonably regards as being confidential or a trade secret concerning the business, business performance or prospective business, financial information or arrangements, plans or internal affairs of the Company, any Group Company or any of their respective Clients or Prospective Clients including without prejudice to the generality of the foregoing all information, records and materials relating to:
(1) underwriting premiums or quotes, income and receipts, claims records and levels, renewals, policy wording and terms, reinsurance quotas, profit commission;
(2) syndicate or other business projections and forecasts;
(3) Client lists, brokers lists and price sensitive information;
(4) technical information, reports, interpretations, forecasts, corporate and business plans and accounts, business methods, financial details, projections and targets;
(5) remuneration and personnel details;
(6) planned products, planned services, marketing surveys, research reports, market share and pricing statistics, budgets, fee levels;
(7) computer passwords, the contents of any databases, tables, know how documents or materials;
(8) commissions, commission charges, pricing policies and all information about research and development; and
(9) the Company’s or any Group Company’s suppliers’, Clients’ or Prospective Clients’ names, addresses (including email addresses), telephone, facsimile or other contact numbers and contact names, the nature of their business operations, their requirements for services supplied by the Company or any Group Company and all confidential aspects of their relationship with the Company or any Group Company.

“directly or indirectly”
means (without prejudice to the generality of the expression) either alone or jointly with or on behalf of any other person and whether on his or her own account or in partnership with another or others or as the holder of any interest in or as officer, employee or agent of or consultant to any other person.

“Group”	means the Company, its subsidiaries or holding companies from time to time and any subsidiary of any holding company from time to time; and “Group Company” means any company within the Group.
“Key Employee”
means any director or officer of the Company or any Group Company and/or any employee (other than administrative or clerical personnel) of the Company or any Group Company, in each case who, at any time during the Relevant Period:
i)   was employed by the Company or any Group Company; and
ii)  with whom the Participant has had Material  Dealings or exercised control or had management responsibility for; and/or
iii)  has had access to or has obtained Confidential Information during the Relevant Period.

“Material Dealings”
means receiving orders, instructions or enquiries from, contracting or making preparations to contract with, making sales or presenting to or with, tendering for business from, having responsibility with or for, having personal knowledge of or otherwise having significant other contact.

“Prospective Client”
means any person, firm, company or other business entity who was at any time during the Relevant Period:
(a) in negotiations with the Company or any Group Company for the provision of insurance or reinsurance; or
(b) an insurance intermediary who may introduce such insurance or reinsurance business to the Company or any Group Company, and in each case with whom or which during the Relevant Period:
i)       the Participant (or any person reporting to the Participant) had Material Dealings in relation to Relevant Business; or
ii) about whom or which the Participant has had Confidential Information during the course of Participant’s employment.
Provided that this definition shall not apply to any such person, firm, company or other business entity which has withdrawn from or discontinued such negotiations or discussions, having stated its intention to do so (other than through any unlawful activity by the Participant).

“Relevant Business”
means any class or classes of insurance or reinsurance business which was underwritten in the twelve months immediately prior to the Termination Date by the Company or any Group Company and with which the Participant was directly or indirectly materially concerned or involved or had personal knowledge in the course of Participant’s duties during the Relevant Period.

“Relevant Period”
means (1) during employment, the twelve month period immediately prior to the action or activity that may be in breach of clauses A to D of Section 5(f) and (2) after termination of employment, the twelve month period immediately prior to the Termination Date.

“Termination Date”	means the date on which the Participant’s employment or engagement with the Company terminates for any reason.